Exhibit 10.40

Share Purchase Agreement

AGREEMENT (this “Agreement”) dated as of July 19, 2021 between Clarios International Inc., a Delaware corporation (the “Company”), and GIC Private Limited (the “Investor”).

W I T N E S S E T H :

WHEREAS, the Company is proposing to issue and sell to the Investor (the “Offering”) a number of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company at a purchase price per share equal to the public offering price per share of Common Stock (the “IPO Price”) in the Company’s pending registered initial public offering (the “IPO”) as contemplated by the Registration Statement on Form S-1 (File Number: 333-257667) initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2021 (as may be subsequently amended from time to time, the “Registration Statement”), upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Shares are being offered to the Investor pursuant to a private placement exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, the parties hereto agree as follows:

1.    Agreement to Sell and Purchase the Shares; Placement Agents.

1.1

Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2.1), the Company will sell to the Investor, and the Investor will purchase from the Company, a number of shares of Common Stock (the “Shares”) equal to $250,000,000 divided by the IPO Price (such number of Shares to be rounded down in the case of any fractional shares), at a purchase price per Share equal to the IPO Price.

1.2

The Investor acknowledges that the Company intends to pay J.P. Morgan Securities LLC and such other placement agents as appointed by the Company (the “Placement Agents”) a fee in respect of the sale of Shares to the Investor. Any such fee for the Placement Agents will be the sole responsibility of the Company and not of the Investor.

2.    Closings and Delivery of Shares and Funds.

2.1

The completion of the purchase and sale of the Shares (the “Closing”) shall occur on a date to be mutually agreed by the Investor and the Company, but, subject to the satisfaction or waiver of the conditions set forth in Section 2.2 and Section 2.3, in any event no later than the close of business on the second trading day after the closing date for the IPO (the date on which the Closing occurs, the “Closing Date”), at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017. At the Closing, (a) the Company shall deliver, or cause the Transfer Agent to deliver, the Shares in uncertificated, book-entry form to the Investor registered in the name of the Investor together with an email confirmation from the Transfer Agent of such registration on the Closing Date (with written evidence of such registration to follow promptly after Closing to be dated as of the Closing Date), evidencing that the Shares have been issued and registered in the name of the Investor, and (b) the aggregate purchase price for the Shares shall be delivered by or on behalf of the Investor to the Company in accordance with Section 2.4. For purposes hereof, “Transfer Agent” means the transfer agent of the Company, being Computer Trust Company, N.A.

2.2

The Company’s obligation to issue and sell the Shares to the Investor shall be subject to the following conditions, each of which may be waived by the Company: (a) the closing of the IPO, (b) the execution by the Investor of the lockup agreement in the form set forth as Exhibit A hereto, and (c) the accuracy of the representations and warranties made by the Investor and the fulfillment in all material respects of those undertakings of the Investor to be fulfilled prior to the Closing.

2.3	The Investor’s obligation to purchase the Shares shall be subject to the following conditions, each of which may be waived by the Investor:

(1)    the closing of the IPO;

(2)    the accuracy of the representations and warranties made by the Company and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing;

(3)    the receipt by the Company of at least $2.2 billion of aggregate gross proceeds from the sale of securities following the execution of this Agreement, consisting only of the following: (i) at least $1.0 billion of aggregate gross proceeds received from the IPO (excluding any sales in the IPO to the Sponsor), (ii) at least $400 million gross proceeds from the sale of Common Stock to the Sponsor (as such term is defined in the Registration Statement) (the “Brookfield Sale”), including any purchases by the Sponsor in the IPO, (iii) $250 million gross proceeds from the sale of Common Stock to the Investor and (iv) the aggregate gross proceeds in the sale of the mandatory convertible preferred stock (the “Preferred Sale”);

(4)    except for any sale of Common Stock to the Sponsor in the IPO, the price of the Brookfield Sale shall be the same and the other terms and conditions of the Brookfield Sale shall be substantially the same as the Offering; and

(5)    in the case of the mandatory convertible preferred stock in any Preferred Sale, both the annual cash dividend rate shall not be greater than 6.25% and the conversion premium shall not be less than 17.5% (giving effect to customary rounding), and such mandatory convertible preferred stock must be convertible within three years and one month of its issuance.

2.4	At the Closing, the Investor shall remit (or cause to be remitted) by wire transfer the amount of funds equal to the aggregate purchase price for the Shares to the following account:

Bank Name: JPMorgan Chase Bank N A

ABA No.: 021000021

SWIFT: CHASUS33

A/C No.: 729765716

A/C Name: Clarios International Inc.

Such funds shall be remitted prior to 12:00 p.m., New York City time, on the Closing Date.

3.    Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to, and covenants with, the Investor, that:

3.1

The Company is a company duly incorporated as a Delaware corporation, validly existing and in good standing under the laws of Delaware. The Company has all requisite power and authority to carry on its business as presently conducted by it.

3.2

The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid, binding, and enforceable obligation of the Company, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, other similar laws relating to or affecting the rights of creditors generally.

3.3

The Company has the requisite corporate power and authority to issue and sell the Shares. The Shares being purchased by the Investor hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued and fully-paid and non-assessable, and will be owned by the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the lockup agreement entered into by the Investor and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor.

3.4

In connection with any sale of the Shares that will result in such Shares no longer being subject to the resale restrictions referred to in Section 4.1(2)(a) below, the Company will cooperate with the Investor and any underwriter(s) to facilitate the timely preparation and delivery of the Shares to be sold and not bearing any restrictive Securities Act legends; and to register on the Transfer Agent’s books and records such Shares in such denominations and such names as the Investor or the underwriter(s), if any, may request at least two business days prior to such sale of Shares; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System. For purposes of this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or required by law to close in New York.

3.5

Prior to the Closing, the Registration Statement, as supplemented or amended, shall have been declared effective by the SEC. The Registration Statement, including the prospectus therein, conforms and will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and, when considered together with the IPO Price and the number of shares of Common Stock sold in the IPO, does not, as of the date hereof, and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.6

The Company is not and, after giving effect to the issuance and sale of the Shares, the consummation of the IPO and the application of the proceeds hereof and thereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

3.7

The entry into and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3.8

Assuming the accuracy of the Investors representations and warranties set forth herein, the issuance and sale of the Shares by the Company to the Investor contemplated herein comply with the requirements of Regulation S and are exempted from the registration requirements of the Securities Act, and will not be integrated with the IPO pursuant to applicable rules and regulations issued under the Securities Act. No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Shares.

3.9

Except for any sale of shares of Common Stock to the Sponsor in the IPO, the price of the Brookfield Sale shall be the same and the other terms and conditions of the Brookfield Sale shall be substantially the same as the Offering.

4.    Representations, Warranties and Covenants of the Investor.

The Investor hereby represents and warrants to, and covenants with the Company and the Placement Agents that:

4.1	(1) It is not a U.S. person (as defined in Regulation S under the Securities Act) or purchasing for the account or benefit of a U.S. person.

(2)    The Investor understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Shares, and each subsequent holder of Shares by its acceptance thereof will be deemed to agree, that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been and will not be registered under the Securities Act or any other applicable securities laws and that (a) if it decides to offer, resell, pledge or otherwise transfer any of the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from the registration requirements of the Securities Act, including but not limited to the exemption provided by Rule 144 under the Securities Act (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company, or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and that (b) the Investor will, and each subsequent holder is required to, notify any subsequent purchaser of the Shares from it of the resale restrictions referred to in (a) above and will provide the Company and the Transfer Agent such certificates and other information as they may reasonably require to confirm that any transfer by such Investor of any Shares complies with the foregoing restrictions, if applicable.

(3)    The Investor understands that the Shares, unless sold in compliance with Rule 144 under the Securities Act, will bear a legend substantially to the following effect:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING BUT NOT LIMITED TO THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT AND/OR ITS TRANSFER AGENT THAT ANY SUCH EXEMPTION IS AVAILABLE TO THE HOLDER, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(4)    The Investor represents that by reason of its, or of its management’s, business or financial experience, the Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(5)    The Investor understands that the Company, the Placement Agents and others will rely upon the truth and accuracy of the representations, acknowledgements and agreements contained herein and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Shares is no longer accurate, the Investor shall promptly notify the Company and the Placement Agents. If the Investor is acquiring Shares as a fiduciary or agent for one or more QIB investor accounts, it represents that it has sole investment discretion with respect to each such account, and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

(6)    The Investor is not a member of the Financial Industry Regulatory Authority (“FINRA”), an associated person or affiliate of a member of FINRA, or an underwriter of the IPO or a related person of any such underwriter (as those terms are defined for purposes of FINRA Rule 5110).

4.2

The Investor acknowledges that it has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Investor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

4.3

The Investor acknowledges that no action has been or will be taken in any jurisdiction by the Company or the Placement Agents that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares (including any filing of a registration statement), in any jurisdiction where action for that purpose is required. The Investor will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.4

The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of the Investor, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, other similar laws relating to or affecting the rights of creditors generally.

4.5

The entry into and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

4.6

The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

5.    Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6.    Indemnification. Each of the Company and the Investor (an “Indemnifying Party”) shall indemnify and hold each other and their directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement.

7.    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by electronic mail, or (B) otherwise by International Federal Express or electronic mail, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by electronic mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Clarios International Inc.

5757 N Green Bay Avenue
Florist Tower
Milwaukee, Wisconsin, 53209
Attention: Claudio Morfe
Email: claudio.morfe@clarios.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Derek Dostal
Email: derek.dostal@davispolk.com

(b)	if to the Investor, to:

GIC Private Limited
168 Robinson Road #37-01 Capital Tower

Singapore 068912
Attention: ISPM [EQTO – Deal Support (EQ)]
ISPM - CA Team (EQ)
Ara Metupalle (EQ)
E-mail: Ametupalle@gic.com.sg
GrpEQDealSupport@gic.com.sg
GrpIODEQCorpAction@gic.com.sg

with a copy (which shall not constitute notice) to:

Sidley Austin LLP 787 7th Ave
New York, New York 10019
Attention: Asi Kirmayer
David Ni
E-mail: akirmayer@sidley.com dni@sidley.com

8.    Changes. Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor; provided that if such modification or amendment could affect the rights of the Placement Agents under this Agreement, such instrument shall not be effective unless also signed by the Placement Agents.

9.    Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

10.    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.    Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Investor without the express written consent of the other party, except that the Investor may assign all or any part of its rights and obligations hereunder to any affiliate of the Investor without the consent of the Company or any other person, provided that no such assignment shall relieve the Investor of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

12.    Applicable Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.    Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

14.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by electronic mail, facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

15.    Third Party Beneficiary. The Investor acknowledges that the Placement Agents are third party beneficiaries entitled to rely on this Agreement and receive the benefits of the representations, warranties and covenants made by, and the responsibilities of, the Investor under this Agreement.

16.    Termination. This Agreement shall automatically terminate and be of no further effect if the IPO has not priced on or before September 30, 2021. In addition, (i) the Company may terminate this Agreement at any time prior to the effectiveness of the Registration Statement if, after the public announcement of the transactions contemplated hereby, the SEC raises questions or comments to the Company regarding the transactions contemplated hereby, which questions or comments would materially and adversely affect the Company’s ability to consummate the IPO on a timely basis, and (ii) the Investor may terminate this Agreement at any time by written notice to the Company if the Company files, after the date hereof, any amendment to the Registration Statement that contains any material change to the information contained in the Registration Statement (other than, for the avoidance of doubt, the disclosure of the transaction contemplated hereby, the IPO Price and the number of shares of Common Stock sold in the IPO), unless the Company has obtained the Investor’s prior written consent to the amendment.

17.    Public Disclosure. On or before September 30, 2021, the Company shall file an amendment to the Registration Statement including the preliminary prospectus to reflect the transactions contemplated hereby, which shall reference the investment by the Investor. No other written release, announcement or filing concerning the transactions contemplated by this Agreement shall be issued, filed or furnished, as the case may be, by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release, announcement or filing as may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this section shall not restrict the ability of a party to summarize or describe the transactions contemplated by this Agreement in the Registration Statement or any registration statements, reports, schedules, forms, prospectuses, proxy statements and other documents filed with or furnished to the SEC (an “SEC Report”) so long as the other party is provided a reasonable opportunity to review such disclosure in advance, provided that, the Investor shall have the right to review and consent to the portions of any such disclosure which refers to the names of the Investor, including the preliminary prospectus (which consent shall not be unreasonably withheld, conditioned or delayed).

18.    Rule 144.

18.1

With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may permit the Investor to sell the Shares to the public without registration, for so long as the Investor holds the Shares, the Company shall (I) make and keep public information available, as those terms are understood and defined in Rule 144, (II) file all reports and other materials required to be filed by Securities Exchange Act of 1934, as amended (the “Exchange Act”) so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144, and (III) furnish to the Investor so long as such the Investor owns the Shares acquired hereunder, promptly upon reasonable written request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (y) such other information as may reasonably be requested to enable the Investor to sell the Shares under Rule 144 without registration.

18.2

In connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable, if requested by the Investor, the Company shall cause the Transfer Agent for the Shares to remove any restrictive legends related to the book entry account holding such Shares and to make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Investor. In connection therewith, if required by the Transfer Agent, at the Company’s expense, the Company shall promptly cause an opinion of counsel to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to issue such Shares without any such restrictive legend.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CLARIOS INTERNATIONAL INC.

By:	/s/ Claudio Morfe
Name:	Claudio Morfe
Title:	Vice President, General Counsel & Corporate Secretary

[Signature Page to Share Purchase Agreement]

GIC PRIVATE LIMITED

By:	/s/ Bryan Yeo King Ming
Name:	Bryan Yeo King Ming
Title:	Authorized Signatory

By:	/s/ Liew Tzu Mi
Name:	Liew Tzu Mi
Title:	Authorized Signatory

[Signature Page to Share Purchase Agreement]

Exhibit A

Attached.

July 19, 2021

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:    CLARIOS INTERNATIONAL INC. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Clarios International Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares of the Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (such shares to be sold in the Public Offering, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate that it controls to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished BofA Securities, Inc. and J.P. Morgan Securities LLC with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned, or to any current or former general partner or limited partner or a successor partnership or fund, or any other funds managed by such partnership, or (B) as part of a distribution to members, managers or shareholders or other equityholders of the undersigned, including, in the each case, to the estates of any of the foregoing, provided that such transferee agree to the same restrictions and terms contemplated by this Letter Agreement.

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of a sale of the undersigned’s Lock-Up Securities, or Lock-up Securities of an affiliate of the undersigned, acquired in open market transactions after the closing date for the Public Offering or any Common Stock purchased by an affiliate in the Public Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) [(i), (ii), (iii), (iv), (v), (vi), (ix) and (x)], no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting a reduction in beneficial ownership of shares of Common Stock shall be required, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Lock-up Period, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-up Period;

(e) sell the Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) BofA Securities, Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-Up Securities, BofA Securities, Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by BofA Securities, Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, participate in the Public Offering, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by [●], 2021, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. In addition, this Letter Agreement and all related restrictions and obligations shall otherwise automatically terminate upon the earliest to occur, if any, of (a) prior to the execution of the

Underwriting Agreement, the Representatives, on the one hand, or the Company, on the other hand, advising the other in writing that the Representatives jointly have or the Company has determined not to proceed with the Public Offer contemplated by the Underwriting Agreement, and (b) the registration statement is filed with the Securities and Exchange Commission with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn prior to the execution of the Underwriting Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Letter Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by electronic mail, facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

GIC PRIVATE LIMITED

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Lock-up Agreement]